Exhibit 99.1

Boston Private Financial Holdings Reports Second Quarter Results

Boston, MA – July 22, 2009 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported a second quarter 2009 GAAP net loss from continuing operations of $7.3 million, down from GAAP net income from continuing operations of $5.2 million in the first quarter 2009. The GAAP net loss was driven primarily by increased loan loss provisions and the special FDIC assessment.

The Company reported a second quarter 2009 GAAP loss per share of $0.24 per diluted share compared to $0.09 loss per diluted share reported in the first quarter 2009. The EPS loss included non-cash equity adjustments of $6.7 million ($0.10 per share) and a $1.9 million ($0.03 per share) after-tax charge related to the FDIC special assessment.

“We continue to strengthen our loan loss reserves while successfully growing our deposit base and adding new client assets to our fee based business,” said Timothy L. Vaill, Chairman and CEO. “Our capital conservation policies have allowed us to provide the resources necessary for our affiliates to grow their customer bases and be successful in an economic environment that remains difficult.”

Key Financials

•	Net Interest Income for the second quarter was $50.8 million, down by $0.2 million, on a linked quarter basis. Net Interest Income was down 2% compared to the same period in 2008.

•	Revenue for the second quarter was $96.8 million, down $1.4 million, or 1%, on a linked quarter basis. Revenue declined 17% compared to the same period in 2008.

•	Expenses for the second quarter were $82.5 million, up $8.0 million, or 11%, on a linked quarter basis. Expenses were up 2% compared to the same period last year.

•	Tangible Common Equity/Tangible Assets (“TCE/TA”) was 5.22%, down 19 basis points on linked quarter basis. TCE/TA was up 165 basis points from 3.57% in same period last year.

•	Total Balance Sheet Assets for the second quarter were $7.3 billion, up $88.5 million, or 1%, on a linked quarter basis. Total Balance Sheet Assets were up 1% compared to the same period last year.

•	Provision for Loan Loss for the second quarter was $24.1 million, up $7.4 million, or 45% on a linked quarter basis. Provision for Loan Loss was down 25% compared to the same period in 2008.

•	Allowance for Loan Losses as a percentage of Total Loans increased 14 basis points to 1.83% from 1.69% on a linked quarter basis.

Private Banking

In the Private Banking business, Total Deposits increased 4% during the second quarter to $5.3 billion and were up 18% on a year-over-year basis. Total Loans increased 1% during the second quarter to $5.5 billion and were down 1% on a year-over-year basis. The carrying value of the non-strategic loan portfolio in Southern California has been reduced to $18.6 million (from $34 million at December 31, 2008).

Non Performing Assets as a percentage of Total Assets increased to 2.02%, up from 1.67% in the first quarter. Net Charge-offs for the second quarter were $15.8 million, which represented approximately 114 basis points (annualized) of total loans, compared to $12.8 million of net charge-offs during the first quarter, or 93 basis points of total loans.

Wealth Advisory and Investment Management

The Wealth Advisory and Investment Management businesses experienced an increase in assets under management and fee income as a result of the market performance and net new client flows in the second quarter. Total Assets Under Management (“AUM”) increased 10%, or $2.4 billion, to $28.0 billion in the second quarter. Total AUM was down 23% on a year-over-year basis.

The Company experienced second quarter AUM inflows of $168 million, as compared to $709 million of outflows in the prior quarter. AUM flows were down $624 million compared to the same period in 2008.

Fee income for the second quarter was $39.4 million, up $1.2 million, or 3%, on a linked quarter basis. Fee income was down 24% compared to the same period in 2008.

Summary

“By focusing on our core competency of serving high net worth customers across the private banking, wealth advisory and investment management businesses, we will help to lead the way through these challenging economic times,” Vaill said. “Our ability to mitigate challenges in some areas of our business with solid performance in others underscores the strengths of our diversified business model. We remain diligent and focused in terms of proactively managing our credit exposure and preserving our capital position. In the coming months, we will continue to support our affiliates as they work to grow within each of their respective markets, building new business and enhancing current customer relationships.”

Dividend Payments

Concurrent with the release of the second quarter 2009 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is August 3, 2009 and the payment date is August 17, 2009.

Cash Earnings

The Company calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, impairment, and the impact of certain non-cash share based compensation plans. The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. (A detailed reconciliation table is attached.)

Conference Call

Management will hold a conference call at 9:00 a.m. Eastern Time on Thursday, July 23, to discuss the financial results in more detail. To access the call:

Dial In #: (866) 831-6243

International Dial In #: (617) 213-8855

Passcode: 11420948

Replay Information:

Available from 7/23/2009 to 7/30/2009

Dial In #: (888) 286-8010

International Dial In #: (617) 801-6888

Passcode: 82914674

The call will be simultaneously webcast and may be accessed on the Internet by linking through www.bostonprivate.com.

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc (NASDAQ: BPFH) is a national financial service organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations.

For more information about BPFH, visit the Company’s web site at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH and do not reflect or impact the results of Boston Private Bank & Trust Company.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

212-446-1872

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, changes in the value of securities and other assets, adequacy of loan loss reserves, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired, and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by our quarterly reports on Form 10Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	June 30, 2009	June 30, 2008	March 31, 2009
FINANCIAL DATA:

Total Balance Sheet Assets	$7,260,654	$7,183,081	$7,172,146
Total Equity	648,035	602,975	660,727
Investment Securities	806,303	798,111	824,758
Goodwill	105,102	303,217	105,090
Intangible Assets, Net	62,962	99,951	65,962

Commercial Loans	2,607,298	2,488,576	2,546,980
Construction and Land Loans	657,681	866,665	679,873
Residential Mortgage Loans	1,868,843	1,885,928	1,874,415
Home Equity and Other Consumer Loans	416,095	352,048	412,246

Total Loans	5,549,917	5,593,217	5,513,514

Loans Held for Sale	39,439	13,552	30,492
OREO and Other Repossessed Assets	17,059	4,709	14,450

Deposits	5,257,587	4,462,607	5,058,733
Borrowings	1,205,883	1,947,619	1,312,959

Book Value Per Common Share	$9.56	$15.63	$9.75
Market Price Per Share	$4.48	$5.67	$3.51

ASSETS UNDER MANAGEMENT AND ADVISORY (9):

Private Banking	$3,982,000	$4,653,000	$3,799,000
Investment Managers	15,767,000	22,256,000	13,860,000
Wealth Advisory	7,507,000	8,618,000	7,176,000
Less: Inter-company Relationship	(16,000)	(20,000)	(14,000)

Consolidated Affiliate Assets Under Management and Advisory (9)	$27,240,000	$35,507,000	$24,821,000

Unconsolidated	800,000	1,022,000	775,000

Total Unconsolidated Assets Under Management and Advisory (9)	$28,040,000	$36,529,000	$25,596,000

FINANCIAL RATIOS:

Total Equity/Total Assets	8.93%	8.39%	9.21%
Tangible Common Equity/Tangible Assets (1)	5.22%	3.57%	5.41%
Allowance for Loan Losses/Total Loans	1.83%	1.75%	1.69%
Allowance for Loan Losses/Non-Accrual Loans	91%	93%	112%
Allowance for Loan Losses/Classified Loans	43%	40%	47%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30 2009	June 30 2008
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$52,661	$53,595	$52,368	$105,030	$105,077
FTE Adjustment	1,861	1,874	1,750	3,611	3,741

Net Interest Income	50,800	51,721	50,618	101,419	101,336

Investment Management and Trust Fees:
Private Banking	6,685	8,167	6,596	13,281	15,982
Investment Managers	22,418	32,783	21,469	43,887	63,914

Total Investment Management Fees	29,103	40,950	28,065	57,168	79,896

Total Wealth Advisory Fees	10,330	11,156	10,181	20,511	21,941
Other Fees	3,710	4,117	1,269	4,979	6,627

Total Fees	43,143	56,223	39,515	82,658	108,464

Investment Gains	951	193	3,443	4,394	795
Gain/(Loss) on Sale of Loans and OREO, Net	1,946	357	4,290	6,236	714
Gain on Retirement of Debt	—	8,582	407	407	19,906

Total Fees and Other Income	46,040	65,355	47,655	93,695	129,879

Total Revenue	96,840	117,076	98,273	195,114	231,215

Provision for Loan Losses	24,063	31,904	16,637	40,700	51,552

Salaries and Employee Benefits	48,442	52,379	45,473	93,915	103,708
Occupancy and Equipment	9,339	8,408	8,651	17,990	16,792
Professional Services	6,367	6,508	6,057	12,424	11,353
Marketing and Business Development	2,353	3,085	2,286	4,639	5,904
Contract Services and Processing	2,026	1,965	1,916	3,942	3,778
Amortization of Intangibles	3,000	3,449	2,358	5,358	6,584
(Credit)/Provision for Unfunded Loan Commitments	(413)	(892)	(171)	(584)	(800)
FDIC Insurance	5,004	1,081	1,857	6,861	2,120
Other	6,344	5,143	6,000	12,345	9,508

Total Operating Expense	82,462	81,126	74,427	156,890	158,947

Operating Income/(Loss), before Tax	(9,685)	4,046	7,209	(2,476)	20,716
Westfield Profit Interest Granted	—	66,000	—	—	66,000
Impairment, Net (8)	—	16,026	—	—	36,626

Income/(Loss) from Continuing Operations, before Tax	(9,685)	(77,980)	7,209	(2,476)	(81,910)
Income Tax Expense/(Benefit)	(2,353)	2,115	2,021	(396)	7,594

Income/(Loss) from Continuing Operations, Net of Tax	(7,332)	(80,095)	5,188	(2,080)	(89,504)
Discontinued Operations, Net of Tax (9)	(318)	272	(1,875)	(2,193)	673

Net Income/(Loss)	(7,650)	(79,823)	3,313	(4,273)	(88,831)

Less: Net Income/(Loss) Attributable to the Noncontrolling Interests, Net of Tax	833	805	447	1,344	1,641

Net Income/(Loss) Attributable to the Company	$(8,483)	$(80,628)	$2,866	$(5,617)	$(90,472)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30 2009	June 30 2008
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net Income/(Loss) Attributable to the Company	$(8,483)	$(80,628)	$2,866	$(5,617)	$(90,472)

Cash Basis Earnings/(Loss) (2)
Book Amortization of Purchased Intangibles, Net	$1,252	$1,947	1,282	$2,534	$3,733
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,048	1,145	1,069	2,117	2,280
Stock options, ESPP, and Other Stock Compensation, Net	1,036	66,867	707	1,744	67,700
Non-cash Valuation Adjustments, Net	—	16,026	1,358	1,357	36,626
Dividends on Preferred Securities (3)(4)	(1,356)	—	(2,511)	(3,867)	—

Total Cash Basis Adjustment	$1,980	$85,985	$1,905	$3,885	$110,339

Cash Basis Earnings/(Loss)	$(6,503)	$5,357	$4,771	$(1,732)	$19,867

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30 2009	June 30 2008
PER SHARE DATA:

Calculation of Income/(Loss) for EPS:

Income/(Loss) from Continuing Operations, Net of Tax	$(7,332)	$(80,095)	$5,188	$(2,080)	$(89,504)
Less: Net Income/(Loss) Attributable to the Noncontrolling Interests, Net of Tax	833	805	447	1,344	1,641

Income/(Loss) from Continuing Operations Attributable to the Company	$(8,165)	$(80,900)	$4,741	$(3,424)	$(91,145)
Increase in Redemption Value, Net	(1,624)	—	(1,146)	(2,770)	—
Accretion of Beneficial Conversion Feature (3)	(4,879)	—	(4,367)	(9,246)	—
Accretion of Preferred Series C Discount (4)	(242)	—	(380)	(622)	—
Dividends on Preferred Securities (3)(4)	(1,356)	—	(2,511)	(3,867)	—

Loss from Continued Operations Available to the Common Shareholder	$(16,266)	$(80,900)	$(3,663)	$(19,929)	$(91,145)
(Loss)/Income from Discontinued Operations Available to the Common Shareholder	$(318)	$272	$(1,875)	$(2,193)	$673
Net Loss Available to the Common Shareholder	$(16,584)	$(80,628)	$(5,538)	$(22,122)	$(90,472)

Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS	$—	$—	$—	$—	$1,480

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares (5)	67,861	38,232	64,649	66,264	37,864
Weighted Average Diluted Shares for cash EPS	67,861	39,146	65,656	66,264	41,950

(Loss)/Earnings per Share - Basic and Diluted:
Loss per Share from Continued Operations	$(0.24)	$(2.12)	$(0.06)	$(0.30)	$(2.41)
(Loss)/Income per Share from Discontinued Operations	$—	$0.01	$(0.03)	$(0.03)	$0.02
Net Loss per Share	$(0.24)	$(2.11)	$(0.09)	$(0.33)	$(2.39)

RECONCILIATION OF GAAP LOSS PER SHARE TO CASH EARNINGS/(LOSS) PER SHARE:
(on a Diluted Basis)

Loss per Share (GAAP Basis)	$(0.24)	$(2.11)	$(0.09)	$(0.33)	$(2.39)
Cash Basis Adjustment (2)	0.14	2.25	0.16	0.30	2.90

Cash Basis Earnings Per Diluted Share	$(0.10)	$0.14	$0.07	$(0.03)	$0.51

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30 2009	June 30 2008
OPERATING RATIOS & STATISTICS:

Return on Average Equity	(4.66)%	(51.23)%	1.93%	(1.27)%	(28.46)%
Return on Average Assets	(0.43)%	(4.51)%	0.19%	(0.12)%	(2.53)%
Net Interest Margin	3.14%	3.39%	3.19%	3.16%	3.35%
Total Fees and Other Income/Total Revenue	47.54%	55.82%	48.49%	48.02%	56.17%
Loans Charged-off, Net	$15,794	$22,936	$12,784	$28,578	$24,623

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET:
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,199,858	$8,812	2.87%	$872,790	$9,076	4.16%
Loans
Commercial and Construction	3,195,460	46,740	5.83%	3,212,768	53,628	6.62%
Residential Mortgage	1,857,844	26,255	5.65%	1,833,659	27,306	5.96%
Home Equity and Other Consumer	409,886	4,571	4.42%	345,535	4,873	5.64%

Total Earning Assets	6,663,048	86,378	5.16%	6,264,752	94,883	6.03%

Allowance for Loan Losses	(99,200)			(90,072)
Cash and due From Banks (Non-Interest Bearing)	37,134			61,189
Other Assets	590,059			848,729

TOTAL AVERAGE ASSETS	$7,191,041			$7,084,598

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$576,967	$1,232	0.86%	$678,791	$2,567	1.52%
Money Market	1,522,480	6,240	1.64%	1,729,658	10,133	2.36%
Certificate of Deposit	2,091,231	14,007	2.69%	1,281,553	12,098	3.80%

Total Deposits	4,190,678	21,479	2.06%	3,690,002	24,798	2.70%
Junior Subordinated Debentures and Other Long-term Debt	241,734	3,130	5.18%	398,742	4,322	4.34%
FHLB Borrowings and Other	1,018,334	9,108	3.54%	1,427,899	12,168	3.37%

Total Interest-Bearing Liabilities	5,450,746	33,717	2.47%	5,516,643	41,288	2.99%

Non-interest Bearing Demand Deposits	992,674			791,517
Payables and Other Liabilities	39,548			102,458

Total Liabilities	6,482,968			6,410,618
Redeemable Non-Controlling Interest	50,956			50,760
Stockholders’ Equity	657,117			623,220

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,191,041			$7,084,598

Net Interest Income		$52,661			$53,595
Net Interest Margin		3.14%			3.39%

	Six Months Ended			Six Months Ended
	June 30, 2009			June 30, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET:
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,186,064	$17,600	2.99%	$878,881	$19,119	4.35%
Loans
Commercial and Construction	3,187,762	94,092	5.91%	3,180,259	109,285	6.81%
Residential Mortgage	1,859,193	53,221	5.75%	1,814,997	54,905	6.05%
Home Equity and Other Consumer	405,610	9,084	4.46%	331,216	10,109	6.10%

Total Earning Assets	6,638,629	173,997	5.25%	6,205,353	193,418	6.20%

Allowance for Loan Losses	(95,497)			(81,820)
Cash and due From Banks (Non-Interest Bearing)	38,992			63,788
Other Assets	602,471			823,848

TOTAL AVERAGE ASSETS	$7,184,595			$7,011,169

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$561,015	$2,457	0.88%	$670,198	$5,813	1.74%
Money Market	1,514,642	12,501	1.66%	1,795,326	23,978	2.69%
Certificate of Deposit	2,048,033	29,232	2.88%	1,194,131	24,579	4.14%

Total Deposits	4,123,690	44,190	2.16%	3,659,655	54,370	2.99%
Junior Subordinated Debentures and Other Long-term Debt	249,136	6,401	5.14%	452,959	10,157	5.50%
FHLB Borrowings and Other	1,081,220	18,376	3.41%	1,324,639	23,814	3.55%

Total Interest-Bearing Liabilities	5,454,046	68,967	2.54%	5,437,253	88,341	3.25%

Non-interest Bearing Demand Deposits	975,480			778,306
Payables and Other Liabilities	48,252			120,924

Total Liabilities	6,477,778			6,336,483
Redeemable Non-Controlling Interest	33,118			50,459
Stockholders’ Equity	673,699			624,227

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,184,595			$7,011,169

Net Interest Income		$105,030			$105,077
Net Interest Margin		3.16%			3.35%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	June 30, 2009	June 30, 2008	March 31, 2009
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (6):

Commercial Loans:
New England	$1,056,761	$948,583	$997,437
Northern California	864,660	775,093	849,090
Southern California	228,499	266,785	228,593
South Florida	333,874	338,648	331,954
Pacific Northwest	124,221	160,347	140,723

Total Commercial Loans	$2,608,015	$2,489,456	$2,547,797

Construction and Land Loans:
New England	$134,907	$115,897	$115,171
Northern California	228,245	169,507	233,235
Southern California	11,812	241,520	15,264
South Florida	233,077	271,727	254,460
Pacific Northwest	49,640	68,014	61,743

Total Construction and Land Loans	$657,681	$866,665	$679,873

Residential Mortgage Loans:
New England	$1,048,424	$1,109,596	$1,057,034
Northern California	207,573	189,791	211,355
Southern California	65,394	12,054	43,714
South Florida	545,160	548,565	559,915
Pacific Northwest	2,292	25,922	2,397

Total Residential Mortgage Loans	$1,868,843	$1,885,928	$1,874,415

Home Equity and Other Consumer Loans:
New England	$93,901	$69,801	$91,299
Northern California	83,431	64,777	81,550
Southern California	22,539	13,483	22,432
South Florida	207,589	196,872	209,168
Pacific Northwest	4,610	2,702	4,407

Subtotal Home Equity and Other Consumer Loans	$412,070	$347,635	$408,856

Total Private Banking Loans	$5,546,609	$5,589,684	$5,510,941

	June 30, 2009	June 30, 2008	March 31, 2009
Allowance for Loan Losses:
New England	$27,142	$24,244	$26,237
Northern California	17,275	12,442	16,190
Southern California	12,295	37,694	11,061
South Florida	30,412	16,380	25,553
Pacific Northwest	14,290	7,161	14,103

Total Allowance for Loan Losses	$101,414	$97,921	$93,144

Classified Loans (7):
New England	$14,514	$9,300	$14,269
Northern California	30,159	5,336	14,591
Southern California (10)	48,367	152,887	60,541
South Florida	91,403	55,865	65,671
Pacific Northwest	49,287	22,025	43,124

Total Classified Loans	$233,730	$245,413	$198,196

Non-performing Assets:
New England	$11,056	$8,090	$5,997
Northern California	20,821	726	8,955
Southern California (11)	41,870	70,391	39,300
South Florida	49,989	25,435	39,668
Pacific Northwest	22,866	5,185	25,955

Total Non-performing Assets	$146,602	$109,827	$119,875

Loans 30-89 Days Past Due:
New England	$6,490	$2,894	$7,468
Northern California	14,945	—	5,080
Southern California	5,189	22,932	6,743
South Florida	8,526	2,924	6,188
Pacific Northwest	3,175	1,769	2,375

Total Loans 30-89 Days Past Due	$38,325	$30,519	$27,854

Loans Charged-off, Net for the Three Months Ended:
New England	$1,392	$953	$—
Northern California	1,216	1	106
Southern California	1,760	21,117	3,782
South Florida	10,474	365	2,959
Pacific Northwest	952	500	5,937

Total Net Loans Charged-off, Net	$15,794	$22,936	$12,784

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(1)	The Company calculates tangible common equity by adjusting total equity to exclude the equity from the TARP funding of $154 million for June 30, 2009 and March 31, 2009, respectively; and goodwill and intangible assets of $168.0 million, $403.2 million, and $171.1 million for June 30, 2009, June 30, 2008, and March 31, 2009, respectively; and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests of $44.2 million, $42.1 million and $43.2 million for June 30, 2009, June 30, 2008, and March 31, 2009, respectively.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

	June 30, 2009	June 30, 2008	March 31, 2009
Total Balance Sheet Assets	$7,260,654	$7,183,081	$7,172,146
LESS: Goodwill and intangible assets, Net	(168,064)	(403,168)	(171,052)

Tangible Assets (non-GAAP)	7,092,590	6,779,913	7,001,094

Total Equity	648,035	602,975	660,727
LESS: Goodwill and intangible assets, Net	(168,064)	(403,168)	(171,052)
TARP Funding	(154,000)	—	(154,000)

ADD: Difference between redemption value of non-controlling interests and value under ARB 51	44,181	42,080	43,234

Total adjusting items	(277,883)	(361,088)	(281,818)

Tangible Common Equity (non-GAAP)	370,152	241,887	378,909

Total Equity/Total Assets	8.93%	8.39%	9.21%
Tangible Common Equity/Tangible Assets (non-GAAP)	5.22%	3.57%	5.41%

(2)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, non-cash valuation adjustments, and certain non-cash share based compensation plans (net of tax). The benefit on the portion of the purchase price allocated to goodwill deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature, the change in redemption values related to the redeemable noncontrolling interests and the accretion of the Preferred Series C Discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.
(3)	Accretion of the beneficial conversion feature and dividends on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.
(4)	Accretion of the preferred discount and dividends on the preferred securities that the Company issued during the fourth quarter of 2008.
(5)	The diluted EPS computation for the three and six months ended June 30, 2008 and 2009 and for the three months ended March 31, 2009 does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the Class B preferred securities; nor the exercise of the warrants because the results would have been antidilutive. As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Potential common shares from the convertible trust preferred securities	3,228,687	3,187,800	3,228,687	3,228,687	3,187,275
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	981,098	914,191	1,007,156	1,026,187	898,923
Potential common shares from the conversion of the Class B preferred stock	7,262,091	—	7,261,091	7,261,091	—
Potential common shares from the exercise of the warrants	—	—	—	—	—

In addition, if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax,

related to the convertible trust preferred securities of $0.7 million for the three month periods and $1.5 million for the six month periods ended June 30, 2009 and 2008, respectively, would be added back to net income for diluted EPS computations for the periods presented.

(6)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.
(7)	Classified loans include loans classified as either substandard or doubtful.
(8)	Gross impairment expense for the three and six months ended June 30, 2008 was $17.4 million and $38.0 million, respectively.
(9)	On March 31, 2009 the Company announced the sale of its affiliates Boston Private Value Investors and Sand Hill Advisors, as a result prior period, and current financial information related to the firms are included with discontinued operations. Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the discontinued operations. On April 1, 2009 the Company completed the sale of its affiliate Boston Private Value Investors, and on June 30, 2009 the Company completed the sale of its affiliate Sand Hill Advisors.
(10)	Includes loans held for sale of $17.5 million and $22.3 million at June 30, 2009 and March 31, 2009, respectively.
(11)	Includes loans held for sale of $18.6 million and $22.3 million at June 30, 2009 and March 31, 2009, respectively.